UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2025

Insteel Industries Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-9929	56-0674867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1373 Boggs Drive
Mount Airy, North Carolina 27030
(Address of Principal Executive Offices, and Zip Code)

(336) 786-2141
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	IIIN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2025, W. Allen Rogers II, a member of the Board of Directors (the “Board”) of Insteel Industries Inc. (the “Company”) and the independent Lead Director, informed the Board that he will not stand for re-election at the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). Mr. Rogers will continue to serve as a member of the Board, the Audit Committee and the Nominating and Corporate Governance Committee until the expiration of his term.

In addition, on November 10, 2025, Joseph A. Rutkowski, a member of the Board, informed the Board of his intention to resign as a member of the Board, effective immediately prior to the 2026 Annual Meeting. Mr. Rutkowski will continue to serve as a member of the Board, the Executive Compensation Committee and the Nominating and Corporate Governance Committee until his resignation is effective.

Neither Mr. Rogers’ decision to not stand for re-election to the Board at the 2026 Annual Meeting nor Mr. Rutkowski’s resignation is the result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

On November 11, 2025, the Board took action to reduce of the size of the Board from nine to eight directors upon effectiveness of Mr. Rutkowski’s resignation, and seven directors upon the conclusion of Mr. Rogers’ term of service at the 2026 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES INC.

By:	/s/ Elizabeth C. Southern
Name:	Elizabeth C. Southern
Title:	Vice President Administration, Secretary and Chief Legal Officer
Date:	November 14, 2025